Exhibit 3.77

File Number: 200517441002 LC0668101 Date Filed: 06/21/2005 Robin Carnahan Secretary of State State of Missouri Robin Carnahan, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102 Articles of Organization (Submit with filing fee of $105) 1.The name of the limited liability company is: Direct Financial Solutions of Missouri LLC (Must include “Limited Liability Company,” “Limmited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”) 2.The purpose(s) for which the limited liability company is organized: Consumer lending, and any other lawful purpose 3.The name and address of the limited liability company’s registered agent in Missouri is: Jeff City Filing, Inc. 222 E. Dunklin Jefferson City, MO 65101 Name Street Address: May not use P.O. Box unless street address also provided City/State/Zip 4.The management of the limited liability company is vested in: managers members (check one) 5.The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: 100 Years (The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant) 6.The name(s) and Street address(es) of each organizer (P.O. Box may only be used in addition to a physical street address): Trevin G. Workman, Esq., Smurthwaite & Workman, LLC, 503 West 2600 South, Suite 200, Bountiful, UT 84010 7.The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows: (Date may not be more than 90 days after the filing date in this office) In Affirmation thereof, the facts stated above are true and correct: (The undersigned understands that false statements made in this filing are subject to the penalties provide under Section 575.040, RSMo) Trevin G. Workman, Esq. 6/17/2005 Organizer Signature Printed Name Date Organizer Signature Printed Name Date Organizer Signature Printed Name Date Name and address to return filed document: Name: Trevin G. Workman Address: 503 W. 2600 S., #200 City, State, and Zip Code: Bountiful, UT 84010 State of Missouri Creation - LLC/LP 1 Page(s) T0517215639 Creation - LLC/LP 1 Page(s) State of Missouri.

File Number: LC0668101 Date Filed: 05/24/2007 Rohin Carnahan, Secretary of State Corporations Division P.O. Box 778/600 W.Main Steet, Rm 322 Jefferson City, MO 65102 File Number: LC0668101 Date Filed: 05/24/2007 Robin Carnahan Secretary of State Amendment of Article of Organization (Submit with filing fee of $25) 1.The current name of the limited liability company is: Direct Financial Solutions of Missouri LLC. The effective date of this document is the date it is filed by the Secretary of State of Missouri, Unless a future date is indicated, as follows: (Date may not be more than 90 days after the filing date in this Office) 3.State date of occurrence that required this amendment: 05/01/2007 Month/Day/Year 4.The articles of organization are hereby amended as follows: The name of the Limited Liability Company is changed from Direct Financial Solutions of Missouri LLC to Cash Central of Missouri, LLC. 5.(Check if applicable) This amendment is required to be filed because: management of the limited liability company is vested in one or more managers where management had not been so previously vested. management of the limited liability company is no longer vested in one or more managers where management was previously so vested. a change in the name of the limited liability company. a change in the time set forth in the articles of organization for the limited liability company to dissolve. 6 This amendment is (check either or both): authorized under the operating agreement required to be filed under the provisions of RSMo Chapter 347 In affirmation thereof, the facts stated above are true: (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo) Trevin Workman 5/15/07 Authorized Signature Printed Name Date Authorized Signature Printed Name Date Authorized Signature Printed Name Date Name and address to return filed document: Name: Trevin Workman Address: 84 East 2400 North City, State, and Zip Code: Logan, UT 84341 State of Missouri Amend/Restate - LLP/LP/LLP/LLLP 1 Page(s) T0714406764